EXHIBIT 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

LIGHTBRIDGE CORPORATION

As amended and restated effective August 11, 2025

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ARTICLE I

STOCK

SECTION 1.1 Certificates Representing Stock. Shares of stock of Lightbridge Corporation (the “Corporation”) may be certificated or uncertificated, as provided under Nevada law. Each holder of certificated shares shall be entitled to have a certificate, signed by the Chairman, Co-Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation or by agents designated by the Board of Directors, certifying the number of shares owned by such holder in the Corporation. If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, a facsimile of the signature of the officers, the transfer agent or the transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by Chapter 78 of the Nevada Revised Statutes. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

SECTION 1.2 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

SECTION 1.3 Fractional Share Interests. The Corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the Corporation may proceed in the manner prescribed by the provisions of Section 78.205 of the Nevada Revised Statutes.

SECTION 1.4 Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

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ARTICLE II

STOCKHOLDERS’ MEETINGS; VOTING

SECTION 2.1 Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders applies to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The directors must fix a new record date if the meeting is adjourned to a date more than sixty days later than the date set for the original meeting.

SECTION 2.2 Meaning of Certain Terms. As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a stockholder or stockholders of record (as defined in Nevada Revised Statutes 78.010(1)(k)) of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any stockholder of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom Chapter 78 of the Nevada Revised Statutes confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

SECTION 2.3 Time of Meetings. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

SECTION 2.4 Place of Meetings. Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the Board of Directors may, from time to time, fix. Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar method of communication by which all persons participating in the meeting can hear each other.

SECTION 2.5 Call; Business. Annual meetings may be called by the Board of Directors or by the President or the Secretary at the request in writing of a majority of the Board of Directors. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board of Directors or the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or by the holders of a majority of the shares of voting stock. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Written notice of an annual meeting or special meeting stating the place, date and hour of such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

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To be properly brought before the annual meeting or special meeting, business must be either (i) specified in the notice of annual meeting or special meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting or special meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting or special meeting by a stockholder of record at the time the notice is delivered to the Secretary. In addition to any other applicable requirements, for business to be properly brought before an annual meeting or special meeting by a stockholder, the stockholder must have given timely written notice of such proposed business to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described above.

A stockholder’s notice to the Secretary shall set forth (i) a brief description of the business desired to be brought before the annual meeting or special meeting and the reasons for conducting such business at the annual meeting or special meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation which are owned, of record or beneficially, by the stockholder and such beneficial owner for whom the notice is sent, (iv) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder and/or such beneficial owner, or any affiliates or associates of such persons, with respect to stock of the Corporation, (v) whether and the extent to which any other transaction, agreement, arrangement or understanding, whether or not in writing (and including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such stockholder and/or such beneficial owner, or any affiliates or associates of such persons, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (vi) a representation that the stockholder is a stockholder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (vii) a description of all agreements, arrangements, or understandings (whether or not in writing) between or among such stockholder and/or such beneficial owner, or any affiliates or associates of such persons, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (viii) any material interest of the stockholder in such business and (ix) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act. A stockholder proposing a proposal shall further update and supplement such proposal and information provided, if necessary, so that the information provided or required to be provided shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting and such update and supplement shall be delivered personally to, or mailed to, and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary, not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting or special meeting except in accordance with the procedures set forth in this Section 2.5. The officer of the Corporation presiding at an annual meeting or special meeting shall, if the facts warrant, determine and declare to the annual meeting or special meeting that business was not properly brought before the annual meeting or special meeting in accordance with the provisions of this Section 2.5, and if such officer should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

Nothing in this Section 2.5 or in Section 3.3 of these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Securities Exchange Act of 1934, as amended, or (ii) of the holders of any series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Articles of Incorporation.

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SECTION 2.6 Notice and Waiver of Notice. Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Board of Directors may designate. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held. A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the Corporation. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and if notice of any kind is required to be given under the provisions of the Nevada Revised Statutes, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 2.7 Conduct of Meetings. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, the Co-Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

SECTION 2.8 Proxy Representation. At any meeting of stockholders, any stockholder may designate another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of Section 78.355 of the Nevada Revised Statutes.

SECTION 2.9 Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

SECTION 2.10 Quorum. One-third (1/3) of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.

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SECTION 2.11 Voting. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where Nevada law, the Articles of Incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by Chapter 78 of the Nevada Revised Statutes, voting by ballot shall not be required for any other action.

SECTION 2.12 Action Without Meetings. Stockholders of the Corporation may only take action at an annual or special meeting of stockholders. Stockholders may not take action by written consent without a meeting.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1 Functions and Definitions. The business and affairs of the Corporation shall be managed by the Board of Directors of the Corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity. The use of the phrase “whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

SECTION 3.2 Qualifications and Number. Each director must be at least 18 years of age. A director need not be a stockholder or a resident of the State of Nevada. The number of directors constituting the whole Board shall be at least one and may be fixed from time to time by action of the stockholders or of the Board of Directors, subject to any applicable limitations set forth in the Articles of Incorporation.

SECTION 3.3 Election and Term; Nominations. Directors may be elected in a manner consistent with the applicable provisions of the Nevada Revised Statutes. Directors who are elected at an election of directors by stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders and not filled by the stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. Any director may resign at any time upon written notice to the Corporation.

Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting or special meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of record of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.3 and the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described above.

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Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are owned, of record or beneficially, by the stockholder nominee, (d) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder nominee and/or such beneficial owner, or any affiliates or associates of such persons, with respect to stock of the Corporation, (e) each stockholder nominee’s written representation and agreement that he or she (A) is not and will not become a party to any agreement, arrangement or understanding (whether or not in writing) with, and has not given any commitment or assurance to, any person or entity as to how such stockholder nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (B) is not and will not become a party to any agreement, arrangement or understanding (whether or not in writing) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) has read and will comply with the Corporation’s code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors, and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors and (f) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice and such beneficial owner for whom the nomination is made (a) the name and record address of the stockholder and/or beneficial owner and (b) the class and number of shares of capital stock of the Corporation which are owned, of record or beneficially, by the stockholder and/or beneficial owner, (c) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder and/or such beneficial owner, or any affiliates or associates of such persons, with respect to stock of the Corporation, (d) whether and the extent to which any other transaction, agreement, arrangement or understanding, whether or not in writing (and including any short position or any borrowing or lending of shares of stock of the Corporation), has been made by or on behalf of such stockholder and/or such beneficial owner, or any affiliates or associates of such persons, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (e) a description of all agreements, arrangements, or understandings (whether or not in writing) between such stockholder and/or such beneficial owner, or any affiliates or associates of such persons, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. A stockholder providing a nomination shall further update and supplement such notice (i) if necessary, so that the information provided or required to be provided in such nomination shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered personally to, or mailed to, and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary, not later than 5 business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting and (ii) to provide evidence that the stockholder providing a notice has solicited proxies from holders representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and such update and supplement shall be delivered personally to, or mailed to, and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary, not later than five business days after the stockholder providing a notice files a definitive proxy statement in connection with such annual meeting or special meeting. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting or special meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The directors shall be elected at the annual meeting of the stockholders, except as provided in this Section 3.3, and each director elected shall hold office until his successor is elected and qualified or until such director’s earlier removal in accordance with Section 3.11 of these Bylaws.

SECTION 3.4 Time of Meetings. Meetings shall be held at such time as the Board shall fix.

SECTION 3.5 Place of Meetings. Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board. Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other. Participation in a meeting by said means constitutes presence in person at the meeting.

SECTION 3.6 Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman or Co-Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

SECTION 3.7 Notice and Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings at least twenty-four (24) hours before the time of commencement of the meeting. Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

SECTION 3.8 Quorum and Action. A majority of the directors then in office, at a meeting duly assembled, shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by Nevada law, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of Nevada law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

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SECTION 3.9 Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Co-Chairman of the Board, if any or the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

SECTION 3.10 Action Without Meetings. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.

SECTION 3.11 Removal of Directors. Any or all of the directors may be removed for cause or without cause in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes.

SECTION 3.12 Committees. Whenever its number consists of two or more, the Board of Directors may designate one or more committees which have such powers and duties as the Board shall determine. Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal or stamp of the Corporation to be affixed to all papers on which the Corporation desires to place a seal or stamp. Each committee must include at least one director. The Board of Directors may appoint natural persons who are not directors to serve on committees.

ARTICLE IV

OFFICERS

SECTION 4.1 Officers. The Corporation must have a President, a Secretary, and a Treasurer (or the equivalents of the foregoing officers, as required pursuant to Nevada Revised Statutes 78.130(1)), and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman or Co-Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents with such titles as the resolution choosing them shall designate. Each of any such officers must be natural persons and must be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors. Any person may hold two or more offices, as the Board of Directors may determine.

SECTION 4.2 Term. Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen or until his resignation or removal before the expiration of his term.

SECTION 4.3 Removal and Vacancies. Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board. Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

SECTION 4.4 Duties and Authority. All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

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ARTICLE V

INDEMNIFICATION

SECTION 5.1 Indemnification of Officers and Directors. For purposes of this Article V, (a) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise; and (b) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative.

Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to Section 78.138 of the Nevada Revised Statutes or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 5.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

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Indemnification pursuant to this Section 5.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

SECTION 5.2 Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

SECTION 5.3 Non-Exclusivity of Rights. The rights to indemnification provided in this Article V shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, insurance policy, vote of stockholders or Board of Directors, or otherwise.

SECTION 5.4 Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

SECTION 5.5 Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

SECTION 5.6 Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Article V may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article V and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his or her action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

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SECTION 5.7 Indemnification - Amendment. The provisions of this Article V relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 5.7. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article V which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws no repeal or amendment of these Bylaws shall affect any or all of this Article V so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Section 6.6; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Registered Office. The location of the initial registered office of the Corporation in the State of Nevada is the address of the registered agent of the Corporation in the State of Nevada.

SECTION 6.2 Records. The Corporation shall maintain at its principal office or with its custodian of records whose name and street address are available at the Corporation’s registered office a copy, certified by the Secretary of State of the State of Nevada, of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the Corporation, of these Bylaws, and all amendments thereto. The Corporation shall also keep at its principal office or with its custodian of records whose name and street address are available at the Corporation’s registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

SECTION 6.3 Corporate Seal. The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

SECTION 6.4 Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

SECTION 6.5 Exclusive Forum. To the fullest extent permitted by law, and unless the Corporation, pursuant to a resolution adopted by a majority of the Board of Directors, consents in writing to the selection of an alternative forum, the appropriate state and federal courts located within Clark County, Nevada, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of the Nevada Revised Statutes or any provision of the Articles of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine and any “internal action” (as defined in Nevada Revised Statutes 78.046), in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.5.

SECTION 6.6 Amendment. Except as otherwise provided in the Articles of Incorporation: (a) the Board of Directors is expressly authorized (in furtherance and not in limitation of the powers conferred by statute) to amend, repeal or rescind any provision of these Bylaws or to adopt new bylaws; and (b) the affirmative vote of the holders of at least a majority of the outstanding voting power of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including, without limitation, this Section 6.6) or to adopt any new provision of these Bylaws.

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